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                                                       Exhibit 99.B(d)(2)(K)(i)

                               AMENDED SCHEDULE A

     The Series of ING Investors Trust (formerly known as The GCG Trust), as described in Section 1 of the attached Portfolio Management Agreement, to which Pacific Investment Management Company LLC shall act as Portfolio Manager are as follows:


ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio

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                                                      Exhibit 99.B(d)(2)(K)(i)

                               AMENDED SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Pacific Investment Management Company LLC to the following Series of ING Investors Trust (formerly known as The GCG Trust), pursuant to the attached Portfolio Management Agreement, the Manager will pay the Portfolio Manager a fee for each Series, computed daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:


ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio

0.25% on all assets